Exhibit 10.3
FULL AND FINAL RELEASE OF CLAIMS

1.    In consideration of the payments provided for in Sections 6(b)-(f) of the Executive Employment Agreement (hereinafter referred to as the “Employment Agreement”) between CONSTELLATION BRANDS, INC. and _______________ (hereinafter referred to as “Executive”), which is attached hereto and forms a part of this Full and Final Release of Claims, on behalf of himself, his heirs, administrators and assigns, Executive hereby releases and forever discharges Constellation Brands, Inc., its subsidiaries and affiliates and each of its and their respective officers, directors, employees, servants and agents, and their successors and assigns, (hereinafter collectively referred to as “Constellation Released Parties”) jointly and severally from any and all actions, causes of action, contracts and covenants, whether express or implied, claims and demands for damages, indemnity, costs, attorneys’ fees, interest, loss or injury of every nature and kind whatsoever arising under any federal, state, or local law, or the common law, which Executive may heretofore have had, may now have or may hereinafter have in any way relating to any matter, including but not limited to, any matter related to Executive’s employment by Constellation Released Parties and the termination of that employment; provided, however, nothing in this Full and Final Release of Claims shall release (i) Executive’s right to receive the payments or benefits provided for in Sections 6(b)-(f) and Section 9 of the Employment Agreement, (ii) Executive’s vested benefits under Constellation Brands, Inc.’s pension plans or rights under any existing stock options held by Executive, (iii) any right to indemnification or advancement of expenses pursuant to Section 11 of the Employment Agreement or the Certificate of Incorporation or By-laws of Constellation Brands, Inc., or (iv) any right pursuant to the Reclassification Agreement, dated as of June 30, 2022, by and among Constellation Brands, Inc. and the persons named therein (the items in the foregoing clauses (i) through (iv) are hereinafter referred to as the “Preserved Rights”).

a.    This Full and Final Release of Claims covers, without limitation, any claims of discrimination, unlawful retaliation or harassment, or denial of rights, on the basis of any protected status, characteristic or activity, including, but not limited to, sex, disability, handicap, race, color, religion, creed, national origin, ancestry, citizenship, ethnic characteristics, sexual orientation, marital status, military status, or age (including, without limitation, any right or claim arising under the Age Discrimination in Employment Act), need for a leave of absence, or complaint about discrimination, harassment, or other matter, arising under any state, federal, or local law (whether statutory or common law), regulation or ordinance which may be applicable to his employment by Constellation Released Parties. This Full and Final Release of Claims also covers, without limitation, any claims of wrongful termination, breach of express or implied contract, breach of implied covenant of good faith and fair dealing, violation of public policy, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, fraud or negligent misrepresentation, intentional or negligent interference with contractual relations, and any other common law tort. Except to the extent that they constitute Preserved Rights, this Full and Final Release of Claims also covers any claims for severance pay, bonus, life insurance, health and medical insurance, disability benefits, or any other fringe benefit, and claims related to any other transaction, occurrence, act, or omission or any loss, damage or injury whatsoever, known or unknown, resulting from any act or omission by or on the part of Constellation Released Parties, or any of them, committed or omitted prior to the date of this Full and Final Release of Claims.

b.    Executive understands and agrees that the giving of the aforementioned consideration is deemed to be no admission of liability on the part of the Constellation Released Parties.

c.    In the event that Executive should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Constellation Released Parties for or by reason of any cause, matter or thing other than a Preserved Right, this document may be raised as a complete bar to any such claim, demand or action.

2.    By signing this Full and Final Release of Claims, Executive acknowledges that:

a.    He has been afforded a reasonable and sufficient period of time to review, and deliberate thereon, and has been specifically urged by Constellation Released Parties to consult with legal counsel or a representative of his choice before signing this Full and Final Release of Claims and that he has had a fair opportunity to do so; and

b.    He has carefully read and understands the terms of this Full and Final Release of Claims; and

c.    He has signed this Full and Final Release of Claims freely and voluntarily and without duress or coercion and with full knowledge of its significance and consequences, and of the rights and claims relinquished, surrendered, released and discharged hereunder; and

d.    He acknowledges he is not entitled to the consideration described above in the absence of signing this Full and Final Release of Claims; and

e.    The consideration which he is receiving in exchange for his release of claims is of value to him; and

f.    The only consideration for signing this Full and Final Release of Claims are the terms stated herein, and no other promise, agreement or representation of any kind has been made to him by any person or entity whatsoever to cause him to sign this Full and Final Release of Claims; and

g.    He was offered a minimum period of at least twenty-one (21) days after his receipt of this Full and Final Release of Claims to review and consider it and for deliberation thereon, and, to the extent he has elected to sign it prior to the expiration of the twenty-one (21) day period, he does so voluntarily on his own initiative without any inducement or encouragement on the part of the Constellation Released Parties to do so.

h.    He understands that this Full and Final Release of Claims may be revoked in writing by him at any time during the period of seven (7) calendar days following the date of his execution of this Full and Final Release of Claims by delivering such written revocation to Brian S. Bennett, at his office located at 207 High Point Drive, Building 100, Victor, New York 14564. If such seven-day revocation period expires without his exercising his revocation right, the obligations of this Full and Final Release of Claims will then become fully effective as more fully set forth herein.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, Executive has hereunto executed this Full and Final Release of Claims by affixing his hand this ____ day of____________________, 20___ in the presence of the witness whose signature is subscribed below.

                            _____________________________
                            [Name]

Sworn to before me this
_____ day of ____________, 20___.

_____________________________
Notary Public

IN WITNESS WHEREOF, _________________ has hereunto executed this Full and Final Release of Claims on behalf of Constellation Brands, Inc., its subsidiaries and affiliates, by affixing [his/her] hand this ____ day of ____________________, 20___ in the presence of the witness whose signature is subscribed below.

                            ______________________________
                            [Name]
                            [Title]

Sworn to before me this
_____ day of ____________, 20___.

_____________________________
Notary Public

[Signature Page to Executive Employment Agreement Release]